Exhibit 99.1
STOCKHOLDER VOTING AGREEMENT
     THIS STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of September 16, 2007 by and among the stockholders of SunCom Wireless Holdings, Inc., a Delaware corporation (the “Company”), listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), Tango Merger Sub, Inc., a Delaware corporation (the “Merger Sub”), and T-Mobile USA, Inc., a Delaware corporation (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.
     WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially the shares of Class A common stock, $0.01 par value per share, of the Company set forth opposite their respective names on Schedule I hereto (such shares being referred to herein collectively as the “Shares” and, for the avoidance of doubt, all references herein to a Stockholder’s Shares shall include not only all the Shares opposite such Stockholder’s name on Schedule I, but also all additional shares of Company Class A common stock that are owned directly or indirectly by such Stockholder or any Person controlled by or under common control with such Stockholder, subject in all cases to Transfers of such Shares that have been made to Permitted Transferees to the extent permitted by and in accordance with Section 2(a));
     WHEREAS, concurrently with the execution of this Agreement, Buyer, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation (the “Merger”); and
     WHEREAS, as a condition to the willingness of Buyer and Merger Sub to enter into the Merger Agreement, Buyer and Merger Sub have required that the Stockholders enter into, and in order to induce Buyer to enter into the Merger Agreement, the Stockholders are willing to enter into, this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:
     Section 1. Voting of Shares. Each Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at the Company Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company solely with respect to any of the following, such Stockholder (a) will, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum and will vote or consent to, or cause to be voted or consented to, all of its Shares in favor of the Merger, including the adoption of the Merger Agreement, and all actions and transactions contemplated thereby or in furtherance thereof, including, upon the request of Buyer, any adjournment or postponement of any Company Meeting, and (b) will vote (or cause to be voted) all of its Shares against, and not provide consents to (i) any and all Alternative Proposals and agreements providing for Alternative Proposals or any proposal or nomination made by a Person (including any Stockholder) who is, or whose Affiliate is, making, or has publicly communicated an intention to make, an Alternative Proposal or to oppose the approval of the Merger or adoption of the Merger Agreement, or (ii) any other proposal or transaction that is submitted to the stockholders of the Company for approval and that would reasonably be expected to (x) materially and adversely delay, impede or frustrate, (y) prevent or nullify, or (z) be in opposition to or in competition with, the Merger Agreement or any of the transactions contemplated thereunder. Except as contemplated by Section 7, each Stockholder further agrees until the termination of this Agreement in respect of such Stockholder in accordance with its terms, not to commit or agree to take any action inconsistent with the foregoing prior to such termination. For the avoidance of doubt, each Stockholder shall retain at all times the right to vote such Stockholder’s Shares in such Stockholder’s sole discretion and without any other limitations on those matters other than those set forth in this Section 1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.
     Section 2. Transfer of Shares.
          (a) Each Stockholder covenants and agrees that, until the termination of this Agreement in respect of such Stockholder in accordance with its terms, without the written consent of Buyer, such Stockholder will not directly or indirectly (i) subject to Section 2(b), sell, assign, transfer (including by merger, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber, grant a participation in, gift-over, assign or otherwise dispose of, whether by liquidation, dissolution, dividend, distribution or otherwise (“Transfer”) any Shares or the Beneficial Ownership (as hereinafter defined) thereof, (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or the Beneficial Ownership thereof or grant or agree to grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any Shares or the Beneficial Ownership thereof, except, in each case under clause (i) and clause (iii), to a Permitted Transferee. For purposes of this Agreement, “Beneficial Ownership” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (disregarding the reference to “within 60 days” in Rule 13d-3(d)(1)(i)). As used herein, a “Permitted Transferee” shall mean a Person that (A) is a signatory to this Agreement as of the date hereof, owns Shares continuously from the date hereof through the time of the action proposed under Section 2(a)(i) or Section 2(a)(iii), and has not violated this Agreement or (B) before such action proposed under Section 2(a)(i) or Section 2(a)(iii) occurs, is an Affiliate of such Stockholder, agrees in writing, in form and substance to the reasonable satisfaction of Buyer, to be bound as a Stockholder under this Agreement and has not violated this Agreement. In connection with any Transfer of Shares to a Permitted Transferee, the transferring Stockholder may transfer its rights and obligations under this Agreement to the Permitted Transferee, but the transferring Stockholder shall remain primarily liable for all breaches of such obligations before such Transfer and shall remain secondarily liable for all breaches of such transferred obligations from and after such Transfer. Notwithstanding anything herein to the contrary, nothing in this Agreement shall permit any Transfer of Shares, Beneficial Ownership, rights or obligations or any other action that would otherwise be permitted by this Section 2(a) if such Transfer or other action would create any material impediment or delay to the performance or consummation of the Merger Agreement or this Agreement, including, without limitation, triggering the applicability of any “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation to the Merger Agreement, this Agreement or any of the transactions contemplated by the Merger Agreement or this Agreement.
          (b) Notwithstanding anything in this Agreement to the contrary, the Stockholder may enter into any contract, option, swap or other agreement or arrangement, grant a participation in, and pledge and encumber the Shares thereunder in connection with any bona fide lending, hedging or other financing or derivative transaction or arrangement (a “Permitted Transaction”); provided that (i) the Stockholder retains the right to vote or consent to, or cause to be voted or consented to, all Shares as provided in Section 1 during the term of such Permitted Transaction (except as provided in (ii)) and (ii) in the event of a default or breach of any term of such Permitted Transaction by the Stockholder that would result in the counterparty to such Permitted Transaction or any other Person acquiring, directly or indirectly, ownership of such Shares, no Transfer of such Shares would be permitted prior to such counterparty or other Person agreeing in writing, in form and substance reasonably satisfactory to Buyer, to be bound as a Stockholder under this Agreement, and any such Transfer in violation of this Section 2(b) shall be void and of no effect.
          (c) Each Stockholder undertakes that, while this Agreement is in effect, except as contemplated by Section 7, such Stockholder shall not, and shall cause its Representatives not to, directly or indirectly from the date hereof (i) solicit, initiate, or knowingly encourage or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any Alternative Proposal or any inquiry, proposal or offer that is reasonably likely to lead to an Alternative Proposal, (ii) engage or participate in any negotiations regarding, or provide or cause to be provided any information or data relating to the Company or any of its Subsidiaries in connection with, or have any discussions with any Person (other than such Stockholder’s Representatives) relating to, or that is reasonably likely to lead to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make, implement or solicit an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) enter into, or approve, endorse or recommend, or publicly announce an intention to enter into, or approve, endorse or recommend, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or to breach its obligations hereunder, or (v) alone or together with any other Person, make an Alternative Proposal.
          (d) In furtherance of this Agreement, concurrently herewith, each Stockholder shall, and hereby authorizes Buyer, the Company or their respective counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of such Stockholder’s Shares and that this Agreement places limits on the voting and transfer of such Shares; provided, that any such stop transfer restriction in respect of a Stockholder (i) shall terminate upon the termination of this Agreement in respect of such Stockholder, and (ii) shall not prohibit a Transfer to a Permitted Transferee of such Stockholder in accordance with Section

2(a) hereof or in a Permitted Transaction in accordance with Section 2(b) hereof but shall apply to and shall remain in full force and effect with respect to all Shares transferred by such Stockholder to such Permitted Transferee or in such Permitted Transaction.
     Section 3. Reasonable Efforts to Cooperate.
          (a) Except as contemplated by Section 7, each Stockholder will, upon receipt of reasonable advance notice by the Company, Buyer or Merger Sub, without further consideration, promptly provide any customary information reasonably requested by the Company, Buyer or Merger Sub that is necessary for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Merger Agreement (including filings with the SEC or any other Governmental or Regulatory Authority).
          (b) Each Stockholder hereby consents to the publication and disclosure in the Proxy Statement, statements of beneficial ownership filed by Buyer and its Affiliates (and any other documents or communications provided by Buyer, Merger Sub or the Company to any Governmental or Regulatory Authority or to security holders of the Company) such Stockholder’s identity and Beneficial Ownership of the Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement; provided, however, that each Stockholder shall have the opportunity to review such disclosure prior to its publication in the Proxy Statement, and no information relating to any Stockholder shall be published in the Proxy Statement without the approval of such Stockholder (such approval not to be unreasonably withheld or delayed).
          (c) Each Stockholder agrees, while this Agreement is in effect, (i) to notify Buyer promptly in writing of the number of additional Shares, any options to purchase Shares or other securities of the Company acquired by such Stockholder, if any, after the date hereof (and, for the avoidance of doubt, each Stockholder agrees that any such additional shares shall be, for all purposes of this Agreement, “Shares”) and (ii) to notify Buyer promptly in writing if it receives, in its capacity as a Stockholder, any inquiries or proposals relating to the matters contemplated by Section 2(b), including any Alternative Proposal, and to include in such notice the identity of the counterparty and the material provisions of the inquiry or proposal.
          (d) Except as contemplated by Section 7 and subject to the terms and conditions of the Merger Agreement, while this Agreement is in effect, each Stockholder shall use all reasonable efforts to take, or cause to be taken, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary to carry out the intent and purposes of this Agreement.
     Section 4. Representations and Warranties of the Stockholders. Each Stockholder on such Stockholder’s own behalf hereby severally, and not jointly with any other Stockholder, represents and warrants to Buyer as of the date hereof as follows:
          (a) Ownership of Shares. The Stockholder (i) except as otherwise noted on Schedule I, is the sole owner of record and has Beneficial Ownership of all of the Shares as set

forth opposite its name on Schedule I hereto, free and clear of any and all liens, claims, security interests, options, rights or other encumbrances whatsoever on title or transfer (other than those imposed under the federal securities laws, this Agreement or any Permitted Transaction), (ii) has sole voting power with respect to all of such Shares and, except as otherwise provided in the Exchange Agreement, has not entered into any voting agreement or voting trust with respect to any such Shares and has not granted a proxy, a consent or power of attorney with respect to such Shares and, so long as this Agreement is in effect, will not grant any such proxies, consents and powers of attorney with respect to such Shares that would violate this Agreement and (iii) does not own of record or beneficially, any shares of capital stock of the Company or right to acquire such shares, other than the Shares set forth on Schedule I hereto.
          (b) Due Organization. The Stockholder is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
          (c) Power, Binding Agreement. The Stockholder has the requisite power and authority to enter into and perform all of its obligations under this Agreement and no further proceedings or actions on the part of such Stockholder are necessary to authorize the execution, delivery or performance by such Stockholder of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.
          (d) No Conflicts. The execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby by the Stockholder will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation or Law to which the Stockholder is a party or by which the Stockholder or its Shares are bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.
          (e) Consents. No consent of, or registration, declaration or filing with, any Governmental or Regulatory Authority is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the compliance by such Stockholder with the provisions of this Agreement, except for (i) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, and (ii) such other items and consents the failure of which to be obtained or made, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.
     Section 5. Termination. This Agreement shall terminate upon the first to occur of (a) the Effective Time and (b) 11:59 p.m. Eastern Time on the date that is seven months and 15 days from the date of the termination of the Merger Agreement in accordance with the terms thereof; provided, however, that if prior to the termination of the Merger Agreement in accordance with the terms thereof, the Company Stockholder Approval shall have been obtained and remains in full force and effect, this Agreement shall instead terminate on the date of termination of the Merger Agreement in accordance with the terms thereof; and provided, further, however, that as to any Stockholder that is not in material breach of this Agreement, if the Merger Agreement has been terminated in accordance with Sections 7.01(a), 7.01(b)(i), 7.01(b)(ii), 7.01(b)(iii), 7.01(c)(i) or 7.01(d)(i) (other than, in the case of 7.01(d)(i), a termination resulting from a willful breach by the Company of any representation, warranty, covenant or other agreement contained in the Merger Agreement), this Agreement shall instead terminate as to such Stockholder on the date of termination of the Merger Agreement in accordance with its terms. Any such termination shall be without prejudice to liabilities arising hereunder before such termination.
     Section 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
     Section 7. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder (or a designee of such Stockholder) from taking or not taking any action in its capacity as an officer or director of the Company.
     Section 8. Waiver of Appraisal and Dissenter’s Rights. Each Stockholder waives and agrees not to exercise any rights of appraisal, rights to dissent or similar rights with respect to the Merger that such Stockholder may have with respect to such Stockholder’s Shares pursuant to applicable Law.
     Section 9. Grant of Irrevocable Proxy. Each of the Stockholders hereby appoints Buyer and any designee of Buyer, and each of them individually, as such Stockholder’s attorney-in-fact and proxy, with full power of substitution and re-substitution, during the period from and after the date hereof and until this Agreement terminates pursuant to Section 5, to vote all of the Shares owned, beneficially or of record, by such Stockholder in respect of such matter, or to act by written consent thereof, in accordance with Section 1. This power of attorney and proxy is given to secure the performance of the Stockholders’ obligations set forth in Section 1. Each Stockholder acknowledges that this power of attorney and proxy (a) is coupled with an interest, (b) constitutes, among other things, an inducement for Buyer and Merger Sub to enter into the Merger Agreement and (c) is irrevocable. The power of attorney granted by each Stockholder herein is a durable power of attorney and will survive the dissolution, bankruptcy and other incapacity of the Stockholder, and each proxy granted herein by each Stockholder is executed, and is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. Each Stockholder hereby revokes all other powers of attorney and proxies with respect to the Shares that it may heretofore have appointed or granted.

     Section 10. Miscellaneous.
          (a) Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and is not intended to confer upon any Person other than Buyer, Merger Sub and the Stockholders, any rights or remedies hereunder. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto; provided, that Buyer and Merger Sub may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by Buyer and Merger Sub.
          (b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.
          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflicts of laws principles thereof that would result in the application of law of any other jurisdiction.
          (d) Counterparts and Signature. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile transmission.
          (e) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

               (i) if to a Stockholder, to the address set forth below such Stockholder’s name on Schedule I to this Agreement; and
               (ii) if to Buyer or Merger Sub to:
T-Mobile USA, Inc.
12920 SE 38th Street
Bellevue, WA 98006
Attention: Chief Executive Officer
Facsimile: (425) 383-4040
with copies not constituting notice to:
T-Mobile USA, Inc.
12920 SE 38th Street
Bellevue, WA 98006
Attention: General Counsel
Facsimile: (425) 383-4040
and
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Robert P. Davis, Esq.
Facsimile: (212) 225-3999
          (f) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void, except that Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of Buyer without the consent of the Company or the Stockholders (provided that Buyer shall remain liable for all of its obligations under this Agreement) and any Stockholder may assign this Agreement to the extent permitted by, and in accordance with, Section 2(a). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.
          (g) Stockholder Liability. Notwithstanding anything to the contrary contained herein, in no event shall any Stockholder have any liability for any breach by any other Stockholder of any representation, warranty, covenant or other agreement made by such other Stockholder pursuant to this Agreement.

          (h) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.
          (i) Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 10(i), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.
          (j) Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

          (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.
          (l) No Ownership Interest. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any Shares. All rights and ownership of and relating to, and pecuniary interest in, any Shares shall remain and belong to the Stockholder, and Buyer shall not have any authority to exercise any power or authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of the Shares, except as otherwise expressly provided in this Agreement.
[Remainder of page intentionally blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

TANGO MERGER SUB, INC.
By:	/s/ Brian Kirkpatrick
Name:	Brian Kirkpatrick
Title:	Executive Vice President and Chief Financial Officer

T-MOBILE USA, INC.
By:	/s/ Brian Kirkpatrick
Name:	Brian Kirkpatrick
Title:	Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

STOCKHOLDER:

PARDUS SPECIAL OPPORTUNITIES MASTER FUND L.P.

By: Pardus Capital Management L.P., its Investment Manager

By:	/s/ Joseph Thornton

Name: Joseph Thornton
Title: Authorized Officer

STOCKHOLDERS:

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

By:	Highland Crusader Fund GP, L.P., its general partner

By:	Highland Crusader GP, LLC., its general partner

By:	Highland Capital Management, L.P., its sole member

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero

Name: James Dondero
Title: President Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

HIGHLAND CREDIT STRATEGIES MASTER FUND, L.P.

By:	Highland General Partner, L.P., its general partner

By:	Highland GP Holdings LLC, its general partner

By:	Highland Capital Management, LP, its sole member

By:	Strand Advisors, Inc., its general partner

/s/ James Dondero

Name: James Dondero
Title: President Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

[Signature Page to Stockholder Voting Agreement]

HIGHLAND CDO OPPORTUNITY MASTER FUND, L.P.

By:	Highland CDO Opportunity Fund GP, L.P., its general partner

By:	Highland CDO Opportunity Fund GP, LLC., its general partner

By:	Highland Capital Management, L.P., its sole member

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero

Name: James Dondero
Title: President Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

HIGHLAND SPECIAL OPPORTUNITIES HOLDING COMPANY

By:	/s/ Kevin Ciavarra

Name: Kevin Ciavarra
Title: Secretary

HIGHLAND CAPITAL MANAGEMENT SERVICES, INC.

By:	/s/ James Dondero

Name: James Dondero
Title: Officer

[Signature Page to Stockholder Voting Agreement]

RESTORATION OPPORTUNITIES FUND

By:	/s/ R. Joseph Dougherty

Name: R. Joseph Dougherty
Title: Senior Vice President

HIGHLAND CREDIT STRATEGIES FUND

By:	/s/ R. Joseph Dougherty

Name: R. Joseph Dougherty
Title: Senior Vice President

HIGHLAND CREDIT OPPORTUNITIES CDO, LTD

By:	Highland Capital Management, L.P., Its collateral manager

By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero

Name: James Dondero
Title: President Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

[Signature Page to Stockholder Voting Agreement]

HIGHLAND CREDIT OPPORTUNITIES CDO, L.P.

By:	Highland Credit Opportunities CDO GP, L.P., its general partner

By:	Highland Credit Opportunities CDO GP, LLC., its general partner

By:	Highland Capital Management, L.P., its sole member

By:	Stand Advisors, Inc., its general partner

By:	/s/ James Dondero

Name: James Dondero
Title: President Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

[Signature Page to Stockholder Voting Agreement]

SCHEDULE I

Stockholder Name	# of Shares
HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.	10,181,738

HIGHLAND CREDIT STRATEGIES FUND	1,037,196

HIGHLAND CAPITAL MANAGEMENT SERVICES, INC.	728,917

HIGHLAND CDO OPPORTUNITY MASTER FUND, L.P.	3,626,811

HIGHLAND CREDIT OPPORTUNITIES CDO, L.P.	3,769

HIGHLAND CREDIT OPPORTUNITIES CDO, LTD.	711,139

HIGHLAND CREDIT STRATEGIES MASTER FUND, L.P.*	1,005,906

HIGHLAND SPECIAL OPPORTUNITIES HOLDING COMPANY	474,330

RESTORATION OPPORTUNITIES FUND*	817,810

c/o Highland Capital Management, L.P. 13455 Noel Road, Suite 800 Dallas, Texas 75240 Attn: General Counsel

PARDUS SPECIAL OPPORTUNITIES MASTER FUND**	11,435,433

c/o Pardus Capital Management L.P. 590 Madison Avenue Suite 25E New York, NY 10022 Attn: Joseph Thornton

with a copy to:

Paul, Weis, Rifkind, Wharton & Garrison LLP 1825 Avenue of the Americas New York, NY 10019-6064 Attn: Carl L. Reisner, Esq.

*	The Shares held by this entity shall not be deemed to be under common control with respect to any Affiliate nor shall such fund be deemed to control any Shares held by any Affiliate. This entity is acting independently and for the sole benefit of each of its accounts.

**	Shares are held at Computershare in the name of Goldman Sachs & Co. Pardus Special Opportunities Master Fund is the beneficial owner and votes all shares.